EXHIBIT 1(j)

                         THE BEAR STEARNS COMPANIES INC.
                   $10,227,293,162 Medium Term Notes, Series B
                      with Minimum Maturity of Nine Months
                               from Date of Issue

                             DISTRIBUTION AGREEMENT

                                                                   June 19, 2003

BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

            This DISTRIBUTION AGREEMENT dated as of June 19, 2003 (this "Agreement"), by and between The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), and Bear, Stearns & Co. Inc. (referred to herein as "Bear Stearns", the "Agent" or "you").

            The Company confirms its agreement with you with respect to the issue and sale by the Company of its Medium-Term Notes, Series B (the "Notes"). The Notes are to be issued pursuant to an indenture dated as of May 31, 1991, as supplemented by the First Supplemental Indenture, dated January 29, 1998 (the "Indenture") between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance of up to $10,227,293,162 aggregate principal amount of Notes pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such Notes may be distributed through or sold to you pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof. You are authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by you as principal for resale to others, but without the prior approval of the Company, you are not authorized to appoint subagents.

            This Agreement provides both for the sale of Notes by the Company directly to purchasers in which case you will act as an agent of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and you) to you as principal for resale to purchasers. Additional terms of any sale of Notes to you as principal will be set out in a Terms Agreement (hereafter defined) relating to such sale, all as more fully provided herein.

            Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby (i) appoints you as its exclusive agent for the purpose of soliciting purchases of the Notes from the Company by others and (ii) agrees that, whenever the Company determines to sell Notes directly to you as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by you as agent and accepted by the Company, but you shall not have liability to the Company in the event any such purchase is not consummated for any reason. So long as this Agreement shall be in effect, the Company shall not (except as otherwise provided in this Agreement) solicit or accept offers to purchase Notes through any agent other than you.

            The Company has filed with the Securities and Exchange Commission (the "Commission") for the registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "Regulations"), Registration Statement No. 333-104455 on Form S-3, which is a new registration statement and also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-76894. Such registration statement has been declared effective by the Commission. Such registration statement, as amended at the date of this Agreement and as from time to time amended and supplemented hereafter (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included as an exhibit), including all exhibits, documents and financial statements incorporated by reference pursuant to Item 12 of Form S-3, is referred to herein as the "Registration Statement".

            The Company has filed with the Commission pursuant to Rule 424 under the 1933 Act a supplement to the form of prospectus included in the Registration Statement for the purpose of supplying information in respect of the public offering of the Notes. The form of prospectus included in the Registration Statement is hereinafter referred to as the "Basic Prospectus", and such supplemented form of prospectus (including any information appendixed thereto), in the form in which it was filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented), is hereinafter referred to as the "Prospectus Supplement". The Prospectus Supplement, together with any supplement that sets forth only the terms of a particular issue of the Notes (each, a "Pricing Supplement") (including any information appendixed thereto) are referred to collectively as the "Final Prospectus". Any preliminary prospectus supplement (including any information appendixed thereto) to the Basic Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus is referred to as a "Preliminary Final Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the date of this Agreement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. The Final Prospectus shall also include any revised prospectus provided to the Agent by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b), from and after the time it is first provided to the Agent for such use.

            Section 1. Representations and Warranties.

            (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through any Agent as agent or to any Agent as principal), as of the date of each delivery of Notes (whether through any Agent as agent or to any Agent as principal) (the date of each such delivery to any Agent as principal being hereafter referred to as a "Settlement Date"), and as of the times referred to in Section 6(a) hereof (each of the times referenced above being referred to hereafter as a "Representation Date"), as follows:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and any amendment or supplement thereto; and the Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise (any such material adverse effect being hereinafter referred to as a "Material Adverse Effect").

            (ii) The Company has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder and under the Indenture and to issue, sell and deliver the Notes. This Agreement has been duly and validly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and is enforceable as to the Company in accordance with its terms. The Company meets the requirements for the use of Form S-3 under the 1933 Act and has prepared and filed the Registration Statement with the Commission pursuant to the 1933 Act and the Regulations. The Registration Statement has been declared effective by the Commission. The Indenture has been duly and validly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and is enforceable as to the Company in accordance with its terms. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (iii) (A) At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date, and at all times during each period during which solicitation of offers to purchase Notes have not been suspended or during which a Final Prospectus may be required to be delivered under the 1933 Act or the Regulations (each a "Marketing Period"), the Registration Statement (including any post-effective amendment) and the Final Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Final Prospectus and including any filing under the 1934 Act explicitly referenced as to be filed under the caption "Where You Can Find More Information" in the Final Prospectus) will contain all statements which are required to be stated therein in accordance with the 1933 Act, the 1934 Act, the Trust Indenture Act, and the Regulations, will comply with the requirements of the 1933 Act, the 1934 Act, the Trust Indenture Act, and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, and no event will have occurred which is required to be set forth in an amendment or supplement to the Registration Statement or the Final Prospectus which has not then been set forth in such an amendment or supplement; and each Basic Prospectus and each Preliminary Final Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading; provided, however, that the Company makes no representations and warranties as to information contained in or omitted from (i) the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Agent expressly for use in the Registration Statement or such Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus, as set forth in Section 7(b), and (ii) the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except statements or omissions in such Statement made in reliance upon information furnished to the Trustee by or on behalf of the Company for inclusion therein.

                  (B) Without limiting the foregoing, as of the applicable Representation Date, and during each Marketing Period, the Final Prospectus (together with the Basic Prospectus) contains, or will contain, as applicable, all material information with respect to the Company and its subsidiaries and the Notes (including all information which, according to the particular nature of the Company and its subsidiaries and the Notes, is necessary to enable investors and their professional advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and its subsidiaries and of the rights attaching to the Notes) and the statements of intention, opinion, belief or expectation contained therein are honestly and reasonably made or held.

            (iv) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order or administrative proceeding (a "Stop Order") suspending (or the effect of which is to suspend or otherwise limit) the effectiveness of the Registration Statement, preventing, suspending or otherwise limiting the use of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, suspending the registration or qualification of the Notes or suspending the qualification of the Indenture, nor has any of such authorities instituted or, to the knowledge of the Company, threatened to institute any proceedings with respect to a Stop Order in any jurisdiction in which the Notes are to be sold, nor, with respect to accuracy as of the applicable Representation Date, has there been any Stop Order issued or proceedings with respect to a Stop Order instituted or, to the knowledge of the Company, threatened on or after the effective date of the Registration Statement in any jurisdiction.

            (v) The documents incorporated by reference in the Final Prospectus and any amendment or supplement thereto (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission (or to the extent amended at the time of filing of such amendment with the Commission), complied, or when so filed will comply, in all material respects with the requirements of the 1933 Act, the 1934 Act or the Trust Indenture Act, as applicable, and the rules and regulations thereunder and as of the applicable Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (vi) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise.

            (vii) Each subsidiary of the Company which is a "significant subsidiary", as defined in Rule 405 of Regulation C of the Regulations (each a "Significant Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and any amendment or supplement thereto and is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of or subject to pre-emptive rights, and, except for directors' qualifying shares and shares of preferred stock of Bear, Stearns Securities Corp. owned by third party broker-dealers, is owned directly or indirectly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other defect of title whatsoever.

            (viii) The Notes have been duly authorized (or will have been so authorized prior to each issuance of Notes) and when the Notes have been executed and authenticated in the manner set forth in the Indenture and are issued and delivered against payment therefor as provided in this Agreement, such Notes will have been duly executed, authenticated (assuming due authentication by the Trustee), issued and delivered, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable as to the Company in accordance with their terms. The Indenture substantially complies with the 1933 Act, the Regulations and the Trust Indenture Act, and the Indenture and the Notes will conform to the descriptions thereof contained in the Final Prospectus.

            (ix) The execution, delivery and performance of this Agreement, the performance of the Indenture, the issuance, authentication, and sale of the Notes and the consummation by the Company of the transactions contemplated hereby and thereby, as of the applicable Representation Date, do not and will not,
      (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the terms of any contract, agreement, indenture, mortgage, loan agreement, note, lease or other instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound or subject and that is material to the Company and its subsidiaries considered as one enterprise, or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or any law, judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body or any arbitrator having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, is required for the execution, delivery and performance of this Agreement, or the performance of the Indenture and the consummation of the transactions contemplated hereby and thereby, including the issuance, authentication, sale and delivery of the Notes, except for (1) such as may be required under state and foreign securities or "blue sky" laws in connection with the purchase and distribution of the Notes by any Agent and (2) such as have been made or obtained or will be made or obtained before the applicable Representation Date under the 1933 Act and the Trust Indenture Act.

            (x) There are no holders of securities of the Company or any subsidiary who, pursuant to any agreement, understanding or otherwise, have any right to have securities of the Company or any subsidiary registered under the 1933 Act in connection with the offering contemplated by the Final Prospectus.

            (xi) The accountants who certified the financial statements included or incorporated by reference in the Company's most recent Annual Report on Form 10-K which is included or incorporated by reference in the Final Prospectus, were independent public accountants at the time such statements were certified and during the periods covered by such statements as required by the 1933 Act and the Regulations.

            (xii) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Final Prospectus, and any amendment or supplement thereto, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the 1934 Act and the rules and regulations thereunder) applied on a consistent basis.

            (xiii) Except as may be set forth or incorporated by reference in the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any Significant Subsidiary which is required to be disclosed in the Registration Statement or the Final Prospectus or would have a Material Adverse Effect or would otherwise be expected to materially and adversely affect the consummation of the transactions contemplated hereby or by the Indenture; and there are no contracts or documents of the Company or its Significant Subsidiaries which are required to be filed as exhibits to, disclosed in or summarized in the Registration Statement or the Final Prospectus by the 1933 Act or the Regulations, which have not been (or which will not be, as the case may be) so filed, disclosed or summarized.

            (xiv) The Company and its Significant Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to obtain such certificates, authorities or permits, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.

            (xv) Except as otherwise set forth in the Final Prospectus, the Notes have been rated "investment grade" by at least one nationally recognized statistical rating organization.

            Section 2. Solicitations as Agent; Purchases as Principal.

            (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Final Prospectus and the Administrative Procedures attached hereto as Exhibit A, as they may be amended from time to time (the "Procedures").

            The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, each Agent will forthwith suspend solicitation of purchases from the Company of the Notes until such time as the Company has advised each Agent that such solicitation may be resumed.

            Each Agent shall have the right to suspend solicitation of purchases of the Notes, commencing at any time such Agent reasonably believes that there has occurred a material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, from that then set forth in the Registration Statement and the Final Prospectus, and ending at the time such Agent has been reasonably satisfied that adequate and full disclosure of such adverse change has been made (including, without limitation, any necessary amendments or supplements to the Registration Statement and the Final Prospectus); provided, however, that any such Agent shall notify the Company of its belief prior to or concurrently with any such suspension.

            The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Exhibit B hereto. The Agent is authorized to engage the services of other brokers or dealers in connection with the offer or sale of the Notes purchased by the Agent as principal for resale to others, but without the prior approval of the Company, the Agent is not authorized to appoint subagents. In connection with the sales by the Agent of Notes purchased by the Agent as principal to other brokers or dealers, the Agent may allow any portion of the discount it has received in connection with such purchase from the Company to such brokers or dealers.

            As agent, each Agent is authorized to solicit orders for the Notes. Each Agent shall communicate to the Company orally or in writing, each reasonable offer to purchase Notes received by the Agent as agent. Each Agent shall have the right to reject any offer to purchase the Notes received by such Agent which it does not deem reasonable, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and each Agent and set forth in a Pricing Supplement to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in the applicable Pricing Supplement, the Notes will be issued in denominations of $25,000 or any amount in excess thereof which is an integral multiple of $1,000. All Notes will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agent.

            Notwithstanding anything to the contrary contained herein, the Company may authorize any other person, partnership or corporation (an "Additional Agent") to act as temporary agent to solicit offers for the purchase of all or part of the Notes of the Company, solely for the purpose of a single transaction upon reasonable prior notice to the Agent; provided, however, any such Additional Agent (i) is a member of the National Association of Securities Dealers, Inc. (the "NASD") and (ii) shall execute an Agent Accession Agreement, substantially in the form of Exhibit C hereto, and, if such Additional Agent is acting as principal, a Terms Agreement substantially in the form of Exhibit D hereto, except that each such Agent Accession Agreement and Terms Agreement shall be expressly limited by its terms to the transaction for which it was executed. At such time, Bear Stearns, as Lead Agent, in its sole discretion, shall specify the requirements for the delivery of certificates, letters and opinions as are set forth in Section 5 hereof. Any such Additional Agent designated by the Company pursuant to this paragraph shall be considered an Agent hereunder for all purposes with respect to each transaction with respect to which such appointment is made.

            (b) Purchases as Principal. Every sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent.

Each such separate agreement (a "Terms Agreement"), if with Bear Stearns only, may take the form of a term sheet issued by the Company whose terms are orally confirmed by Bear Stearns, or may be made in accordance with the terms of a separate written agreement to be entered into between Bear Stearns and/or the other Agents and the Company, substantially in the form of Exhibit D hereto, or in such other form as the Company, Bear Stearns and/or the other Agents agree. Any Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Such Terms Agreement shall be expressly limited by its terms to the transaction for which it was executed. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Exhibit B hereto. The Agent may engage the services of any other broker or dealer in connection with the resale of the Notes purchased as principal and may allow any portion of the discount received in connection with such purchase from the Company to such brokers and dealers. At such time, Bear Stearns, as Lead Agent, in its sole discretion, shall specify the requirements for the delivery of certificates, letters and opinions as are set forth in Section 5 hereof.

            (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes (including Fixed Rate Notes and Floating Rate Notes, as defined in the Procedures), the issue and delivery of certificates representing the Notes (including Certificated Notes and Book-Entry Notes, as defined in the Procedures) and payment for the Notes are set forth in the Procedures. Each Agent and the Company agree to perform the respective duties and obligations to be performed by each of them as provided the Procedures. The Procedures may be amended only by a written agreement between the Company and Bear Stearns, on behalf of the Additional Agents.

            (d) An Agent may not confirm sales of Notes to any account over which it exercises discretionary authority without the prior written approval of the customer.

            (e) The Company acknowledges that the obligations of each Agent are several and, subject to the provisions of this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.

            Section 3. Covenants of the Company.

            The Company covenants with each Agent as follows:

            (a) The Company will notify each Agent and Kramer Levin Naftalis & Frankel LLP, Agent counsel ("Agent Counsel") immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Final Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any supplement to the Final Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Final Prospectus, (iv) of the issuance by the Commission of a Stop Order suspending (or the effect of which is to suspend or otherwise limit) the effectiveness of the Registration Statement (including any post-effective amendment thereto) or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission and (vi) of the receipt by the Company of any notification with respect to the suspension or limitation of the qualification of the Notes for sale in any jurisdiction or the initiation, or threatening, of any proceeding for that purpose. If the Commission or other authority shall propose or enter a Stop Order at any time, the Company will make every reasonable effort to prevent the issuance of any such Stop Order and, if issued, to obtain the withdrawal of such Stop Order as soon as possible.

            (b) During any Marketing Period, the Company will comply with all requirements imposed upon it by the 1933 Act and the Trust Indenture Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealing in, the Notes in accordance with the provisions thereof and the Final Prospectus. If at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act any event shall have occurred as a result of which, in the judgment of the Company, you or your counsel, the Final Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Final Prospectus or Registration Statement to comply with the 1933 Act, the Trust Indenture Act or the Regulations, or if there shall occur any material change affecting any of the representations and warranties in
Section 1, the Company will notify you promptly and prepare and file with the Commission and all other applicable bodies an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible and will deliver to you, without charge, such number of copies thereof as may be reasonably requested by you.

            (c) The Company will promptly deliver to you a copy of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver without charge to you such number of copies of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Registration Statement, and all amendments of and supplements to such documents (including any listing particulars and supplementary listing particulars), if any, as may be reasonably requested by you.

            (d) The Company will endeavor in good faith, in cooperation with you to timely qualify the Notes for offering and sale under the securities and other applicable laws of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take action which would subject it to general service of process in any jurisdiction where it is not now so subject or to conduct its business in a manner in which it is not currently so conducting its business.

            (e) The Company will make generally available (within the meaning of Section 11(a) of the 1933 Act and Rule 158 of the Regulations) to its security holders and to you as soon as practicable an earnings statement which need not be audited but which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Regulations.

            (f) The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

            (g) The Company will apply the proceeds from the sale of the Notes as set forth under the caption "Use of Proceeds" in the Final Prospectus.

            (h) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

            (i) The Company consents to the use of the Final Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Notes may be sold, both in connection with the offering or sale of the Notes and for such period of time thereafter as the Final Prospectus is required by law to be delivered in connection therewith.

            (j) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsection (b) of this Section 3 with respect to an Agent during any period from the time (i) such Agent shall have suspended solicitation or purchases of the Notes in its capacity as agent pursuant to a written or oral request from the Company and (ii) such Agent shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with such Agent. The Company shall not be required to comply with the provisions of subsections (a), (b) or (c) of Section 6 with respect to an Agent during any period from the time such Agent shall have suspended solicitation or purchases of the Notes in its capacity as agent pursuant to a written or oral request from the Company to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a Terms Agreement with such Agent.

            Section 4. Payment of Expenses.

            The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

            (i) The preparation and filing of the Registration Statement and all amendments thereto and the Final Prospectus and any amendments or supplements thereto;

            (ii) The preparation and filing of this Agreement;

            (iii) The preparation, printing, issuance and delivery of the Notes;

            (iv) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent (as defined in the Final Prospectus);

            (v) The reasonable fees and disbursements of Agent Counsel incurred from time to time in connection with the transactions contemplated hereby;

            (vi) The qualification of the Notes under securities laws in accordance with the provisions of Section 3(d), including filing fees and the reasonable fees and disbursements of Agent Counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

            (vii) The printing and delivery to each Agent in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Final Prospectus and any amendments or supplements thereto, and the delivery by such Agent of the Final Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

            (viii) The preparation, printing and delivery to each Agent of copies of the Indenture;

            (ix) Any fees charged by rating agencies for the rating of the Notes;

            (x) The fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

            (xi) The fees and expenses, if any, incurred with respect to any filing with the NASD; and

            (xii) Any advertising and other out-of-pocket expenses of any Agent incurred with the approval of the Company.

            Section 5. Conditions of Obligations.

            The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company, the obligation of any purchaser of Notes sold through such Agent as agent and the obligations of any Agent to purchase Notes as principal pursuant to any Terms Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

            (a) No Stop Order or Material Adverse Change. (i) No Stop Order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or other applicable law, and no proceeding under the 1933 Act or the 1934 Act therefor shall have been initiated or threatened by the Commission, or, with respect to the filing of any Form 8-A under the 1934 Act, by any U.S. national securities exchange; and all requests for additional information on the part of the Commission shall have been complied with or such requests shall have been otherwise satisfied; (ii) the rating assigned by any U.S. nationally recognized statistical rating organization to any debt securities or preferred stock of the Company as of the date of this Agreement shall not have been lowered between the trade date and the settlement date of any offering of Notes and no such agency shall have publicly announced since the execution of this Agreement that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or preferred stock of the

Company; and (iii) since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there shall not have been any material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, the effect of which is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Final Prospectus.

            (b) Legal Opinions. On the date hereof, each Agent shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to such Agent and Agent Counsel:

            1. Opinion of In-house Company Counsel. The opinion of Mark E. Lehman, Esq., Executive Vice President and General Counsel of the Company, to the effect that: To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein, and there is no pending legal or governmental proceeding to which the Company or any subsidiary of the Company is a party or of which any of their property is the subject that is not described in the Registration Statement, including ordinary routine litigation incidental to the business, which, if adversely decided, will have a material adverse effect upon the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise.

            2. Opinion of Company Counsel. The opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Company, to the effect specified in Schedule I hereto.

            3. Opinion of Agent Counsel. The opinion of Agent Counsel, to the effect specified in Schedule II hereto.

            (c) Officers' Certificate. At the date hereof and at each Settlement Date with respect to any Terms Agreement there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus or since the date of such Terms Agreement, any material adverse change in the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and each Agent shall have received a certificate of the Chief Financial Officer, the Controller or the Chairman of the Board of the Company, dated the date hereof, to the effect
(i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and
(iv) that no Stop Order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

            (d) Comfort Letter. On the date hereof, each Agent shall have received a letter from Deloitte & Touche LLP, dated as of the date hereof, to the effect specified in Schedule III hereto.

            (e) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, Agent Counsel shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to each Agent and to Agent Counsel.

            If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement and any Terms Agreement may be terminated by any Agent as to such Agent only by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(e) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 9, 11 and 13 hereof shall remain in effect.

            Section 6. Subsequent Documentation Requirements of the Company.

            The Company covenants and agrees that:

            (a) Subsequent Delivery of Certificates. Each time that the Registration Statement or the Final Prospectus shall be amended or supplemented (other than by filing with the Commission of an exhibit to the Registration Statement or Final Prospectus that does not relate to the Notes, a prospectus supplement not relating to the Notes or an amendment or a Pricing Supplement that provides solely for a change in the interest rates, redemption provisions, amortization schedule or maturities of the Notes or a change in the principal amount of the Notes remaining to be sold or other information contemplated by the Final Prospectus to be filed in a Pricing Supplement related to the Notes or similar changes, or any other change that the Agent reasonably deems immaterial), or (unless waived by the Agent) there is filed with the Commission any document incorporated by reference into the Final Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of Notes under the Registration Statement, unless the Agents shall otherwise specify) or (unless waived by the Agent with respect to a particular Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to each Agent forthwith a certificate in form satisfactory to such Agent to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to such Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Final Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(c), modified as necessary to relate to the Registration Statement and the Final Prospectus as amended and supplemented to the time of delivery of such certificate.

            (b) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Final Prospectus shall be amended or supplemented (other than by filing with the Commission of an exhibit to the Registration Statement or Final Prospectus that does not relate to the Notes, a prospectus supplement not relating to the Notes or an amendment or a Pricing Supplement that provides solely for a change in the interest rates, redemption provisions, amortization schedule or maturities of the Notes or a change in the principal amount of the Notes remaining to be sold or solely for the inclusion of additional financial information or other information contemplated by the Final Prospectus to be filed in a Pricing Supplement related to the Notes or similar changes, or any other change that the Agent reasonably deems immaterial), or (unless waived by the Agent) there is filed with the Commission any document incorporated by reference into the Final Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 1O-Q, unless each Agent shall otherwise specify), or (unless waived by such Agent with respect to a particular Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to each Agent and to Agent Counsel a letter from counsel last furnishing the opinion referred to in Section 5(b)(2) hereof to the effect that such Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Final Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance) or, in lieu of such letter, Cadwalader, Wickersham & Taft LLP, counsel to the Company, or other counsel satisfactory to such Agent, shall furnish an opinion, dated the date of delivery of such opinion and in form satisfactory to such Agent, of the same tenor as the opinion referred to in Section 5(b)(2) hereof, but modified, as necessary, to relate to the Registration Statement and the Final Prospectus as amended and supplemented to the time of delivery of such opinion.

            (c) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Final Prospectus shall be amended or supplemented to include additional financial information or (unless waived by the Agent) there is filed with the Commission any document incorporated by reference into the Final Prospectus (other than any Current Report on Form 8-K filed for the purpose of filing quarterly unaudited consolidated statements of income) which contains additional financial information or (unless waived by the Agent with respect to a particular Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall cause Deloitte & Touche LLP, the Company's independent public accountants, or other independent public accountants retained by the Company, forthwith to furnish each Agent a letter, dated the date of filing of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as Sections 1 and 2 of the letter referred to in Schedule III hereof but modified to relate to the Registration Statement and Final Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the remaining sections of the letter referred to in
Schedule III with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Final Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche LLP, or such other independent public accountants retained by the Company, may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of such Agent, such letter should cover such other information.

            Section 7. Indemnification.

            (a) The Company agrees to indemnify and hold harmless each Agent, their affiliates (if any) and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which an Agent or any such person may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (other than that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except for statements or omissions in such Registration Statement made in reliance upon information furnished to the Trustee by or on behalf of the Company for inclusion therein), or any related Basic Prospectus, Preliminary Final Prospectus, or Final Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, in light of the circumstances under which they were made) not misleading or (ii) any breach or alleged breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement; provided, however, that the Company will not be liable to any Agent or any person so controlling such Agent in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon (x) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent through any Agent expressly for use therein, such written information being as set forth in the penultimate sentence of subsection (b) below or (y) any failure of such Agent to deliver the Final Prospectus to a purchaser of Notes as required by applicable law, if such Final Prospectus would have cured the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

            (b) Each Agent severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to attorneys' fees and any and all out-of-pocket expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any related Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent through such Agent expressly for use therein. For all purposes of this Agreement, the identification of the name of, and the principal amount of Notes to be purchased by, each of the Agents, the amounts of the selling concession and reallowance, and the stabilization language set forth under the heading "Plan of Distribution" in the Basic Prospectus constitute the only information furnished in writing by or on behalf of any Agent expressly for inclusion in any Basic Prospectus or Preliminary Final Prospectus, the Final Prospectus, or the Registration Statement (as from time to time amended or supplemented), or any amendment or supplement thereto. This indemnity will be in addition to any liability which any Agent may otherwise have, including under this Agreement; provided, however, that in no case shall any Agent be liable or responsible for any amount in excess of the discounts and commissions received by such Agent.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such claim, action or proceeding or separate but substantially similar or related claims, actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (together with appropriate local counsel) at any time for the indemnified party or parties, which firm shall be designated in writing by the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

            Section 8. Contribution.

In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and each Agent shall contribute to the aggregate losses, claims, damages, liabilities and out-of-pocket expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Agent or Agents, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and one or more of the Agents may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent or Agents on the other from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 11 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Agent or Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent or Agents on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by the Agent or Agents, respectively, in each case as set forth in the table on the cover page of the Final Prospectus as amended or supplemented with respect to a particular issue of Notes. The relative fault of the Company on the one hand and of the Agent or Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent or Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Notes purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

            Section 9. Representations and Agreements to Survive Delivery.

            All representations, warranties, covenants and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigations made by or on behalf of each Agent or any controlling person of such Agent, or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive each delivery of and payment for any of the Notes.

            Section 10. Termination.

            (a) Termination of this Agreement. This Agreement may be terminated for any reason, at any time either by the Company or as to any Agent by such Agent by the giving of written notice of such termination to the other parties hereto.

            (b) Termination of a Terms Agreement. Any Agent shall have the right to terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Agent will in the immediate future materially disrupt, the securities markets in the United States; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange LLC or in the over-the-counter market shall have occurred; (iii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or on the United States is such as to make it, in the judgment of the Agent, impracticable to market the Notes or to enforce contracts for the sale of the Notes; (v) any restriction materially adversely affecting the distribution of the Notes which was not in effect on the date of the applicable Terms Agreement shall have become effective; or (vi) there shall have been such change in the market for the securities of the Company or securities in general or in national or international political, financial or economic conditions or currency exchanges rates or exchange controls as in the judgment of the Agent makes it inadvisable to proceed with the offering, sale and delivery of the Notes on the terms contemplated by the Final Prospectus.

            (c) General. In the event of any such termination, no party will have liability to the other parties hereto or to the Terms Agreement so terminated, except that (i) such Agent shall be entitled to any commissions earned in accordance with Section 2(a) hereof (provided, that no commissions shall be payable in respect of any sale of Notes which are the subject of a Terms Agreement that is terminated pursuant to Section 10(b) of this Agreement);
(ii) in the event of a termination of this Agreement or any Terms Agreement pursuant to Section 10(b) hereof, such Agent shall be entitled to reimbursement by the Company only for actual accountable out-of-pocket expenses incurred by such Agent; (iii) if at the time of termination (A) such Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser of the Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iv) the covenant set forth in Section 3(e) hereof, the provisions of
Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 9, 11 and 13 hereof shall remain in effect (except that the Company shall no longer be required to comply with the provisions of Section 3(e) after it has made generally available to its security holders an earnings statement, which need not be audited, covering a twelve-month period beginning after the date of the last sale of Notes hereunder (including sales to an Agent under a Terms Agreement) which shall satisfy the provisions of Section 11(a) of the 1933 Act and the Regulations).

            (d) Any notice of termination pursuant to this Section 10 shall be by telephone, telex, or telecopy, confirmed in writing by letter.

            Section 11. Notices.

            All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notice to the Agent will be directed to the following address: Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: MTN Desk, Corporate Bond Trading, Fixed Income Department; or, if sent to the Company shall be directed to it at The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179, Attention:
Chief Financial Officer.

            Section 12. Parties.

            This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon each Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

            Section 13. Governing Law.

            This Agreement and the rights and obligations of the parties created hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court or appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.


                                        Very truly yours,

                                        THE BEAR STEARNS COMPANIES INC.



                                        By: /s/ Michael Minikes
                                           -------------------------------------
                                           Title: Treasurer

CONFIRMED AND ACCEPTED, as
of the date first above
written:

BEAR, STEARNS & CO. INC.


By: /s/ T. Kelley Millet
   ------------------------------------
   Title: Senior Managing Director of
          Debt Capital Markets

                                                                       EXHIBIT A

                            ADMINISTRATIVE PROCEDURES

            Medium-Term Notes, Series B (the "Notes") are to be offered on a continuing basis by The Bear Stearns Companies Inc. (the "Company") through Bear, Stearns & Co. Inc. and any Additional Agent, who, as agent (each an "Agent", and, collectively, the "Agents"), have agreed to use their reasonable best efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

            The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agent, dated as of June 19, 2003 (the "Distribution Agreement"). The Notes will be issued pursuant to an indenture dated as of May 31, 1991, as amended, between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank). The terms "Indenture," "Trustee", "Registration Statement", "Final Prospectus" and "Pricing Supplement" used herein shall have the meanings ascribed to such terms in the Distribution Agreement.

            The Notes will either be issued (a) in book-entry form and represented by one or more global notes delivered to the Trustee as custodian for The Depository Trust Company ("DTC") (or on behalf of such other depository as is identified in the applicable Pricing Supplement, provided that such depository shall execute a letter of representation and a medium-term note certificate agreement with the Trustee with respect to the Notes), and recorded in the book-entry system maintained by DTC and registered in the name of DTC's nominee (each, a "Book-Entry Note"), or (b) in the form of a Certificate issued in definitive form (a "Certificated Note"). The Book-Entry Notes will be issued in accordance with DTC procedures, as in effect from time to time. In the event of any conflict between such DTC procedures and the administrative procedures explained below, the DTC procedures shall govern.

            Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Final Prospectus.

            General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes (which in the case of Book-Entry Notes shall be the related global
Note), as the case may be.

            PART I: PROCEDURES OF GENERAL APPLICABILITY

            Date of Issuance/Authentication. Each Note will be dated as of the date of its authentication by the Trustee. Each Note shall also bear an original issue date (the "Original Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dated dates.

            Maturities. Unless otherwise indicated in the applicable Pricing Supplement, each Note will mature on a date selected by the purchaser and agreed to by the Company which is not less than nine months from its Original Issue Date (the "Stated Maturity"); provided, however, that Floating Rate Notes will bear interest pursuant to the interest rate formula stated therein and in the applicable Pricing Supplement and will mature on an Interest Payment Date.

            The Pricing Supplement relating to each Note will indicate whether the Company has the option to extend the Stated Maturity for one or more periods (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in such Pricing Supplement.

            The Company may exercise such an option with respect to a Note by notifying the Trustee of such exercise at least 60 but not more than 75 days prior to the Stated Maturity in effect prior to the exercise of such option (any such maturity date an "Original Maturity Date"). Not later than 55 days prior to the Original Maturity Date, the Trustee will mail to the Holder of such Note a notice (the "Extension Notice"), first class, postage prepaid, setting forth (i) the election of the Company to extend the maturity date of such Note, (ii) the new maturity date, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread, the new Interest Reset Date(s), if any, and the new Interest Payment Date(s), if any, applicable to the Extension Period, and (iv) the provisions, if any, for redemption and/or repayment during the Extension Period, including the date on which or the period or periods during which and the price at which such redemption and/or repayment may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder of a Note, the maturity date of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice.

            Notwithstanding the foregoing, not later than 20 days prior to an Original Maturity Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread, in the case of a Floating Rate Note, for the Extension Period by causing the Trustee to mail notice of such higher interest rate or higher Spread, as the case may be, first class, postage prepaid, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the maturity date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment.

            If the Company extends the maturity date of a Note, the Holder of such a Note will have the option to elect repayment of such Note by the Company on the Original Maturity Date at a price equal to the principal amount thereof plus any accrued interest to such date. In order for a Note to be so repaid on the Original Maturity Date, the Holder thereof must follow the procedures set forth under "Repayment and Repurchase" in the Final Prospectus for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Maturity Date and except that a Holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Maturity Date.

            Registration. Notes will be issued only in fully registered form.

            Interest: General. Unless otherwise indicated in the applicable Pricing Supplement, each payment of interest on Fixed Rate Notes will include interest accrued through the day preceding, as the case may be, the Interest Payment Date, Redemption Date, Optional Repayment Date or Stated Maturity (each Stated Maturity is referred to herein as "Maturity"). Unless otherwise indicated in the applicable Pricing Supplement, interest payments on each Floating Rate Note shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid (or from, and including, the date of original issue if no interest has been paid with respect to such Floating Rate Note) to, but excluding, the Interest Payment Date.

            Regular Record Dates. The Regular Record Date with respect to any Interest Payment Date for Fixed Rate Notes and Floating Rate Notes shall be 15 calendar days before the Interest Payment Date, whether or not that date is a Business Day (as hereinafter defined), unless otherwise provided in the related Pricing Supplement.

            Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest of any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date.

            Fixed Rate Notes. Interest payments on Fixed Rate Notes will be made semi-annually or otherwise on the dates specified in the applicable Pricing Supplement and on the Stated Maturity, Redemption Date or Optional Repayment Date, as the case may be.

            If an Interest Payment Date with respect to any Fixed Rate Note would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, and unless otherwise specified in the applicable Pricing Supplement, no additional interest shall accrue for the period from and after that Interest Payment Date, Stated Maturity, Redemption Date or Optional Repayment Date, as the case may be, to the next Business Day.

            Floating Rate Notes. Unless otherwise stated in the applicable Pricing Supplement, interest will be payable, in the case of the Floating Rate Notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the Floating Rate Note and/or the applicable Pricing Supplement; in the case of Floating Rate Notes which reset quarterly, on the third Wednesday of March, June, September, and December of each year; in the case of Floating Rate Notes which reset semiannually, on the third Wednesday of the two months of each year specified in the Floating Rate Note and/or the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, on the third Wednesday of the month specified in the

Floating Rate Note and/or the applicable Pricing Supplement, and in each case, at Maturity or, if applicable, upon redemption or optional repayment. For additional special provisions relating to Floating Rate Notes, see the Final Prospectus.

            If an Interest Payment Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, and unless otherwise specified in the applicable Pricing Supplement, no additional interest shall accrue for the period from and after that Interest Payment Date, Stated Maturity, Redemption Date or Optional Repayment Date, as the case may be, to the next Business Day. However, in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day with respect to such LIBOR Note.

            Calculation of Interest. In the case of Fixed Rate Notes, interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months. In the case of Floating Rate Notes, interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360 for Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, on the basis of the actual number of days in the interest period divided by the actual number of days in the year for Treasury Rate Notes, on the basis of twelve 30-day months and a 360-day year for CMT Notes and on any other basis as set forth in the applicable Pricing Supplement. Floating Rate Notes will have daily, weekly, monthly, quarterly, semiannual or annual resets of the rate of interest which will be specified in the applicable Pricing Supplement and in the applicable Note.

            Acceptance and Rejection of Offers. The Company shall have the sole right to accept an offer to purchase Notes from an Agent and may reject any such offer in whole or in part. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it. Each Agent shall have the right, in their discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes in whole or in part.

            Preparation of Pricing Supplements. If any offer to purchase a Note is accepted by the Company, the Company, with the approval of the Agent which presented such offer (the "Presenting Agent"), will prepare a Pricing Supplement reflecting the terms of such Note and file the Pricing Supplement with the Commission through the Commission's Electronic Data Gathering And Retrieval system, in accordance with Rule 424 under the 1933 Act. The Presenting Agent will cause the Final Prospectus with the Pricing Supplement to be delivered to the purchaser of the Note.

            In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Final Prospectuses prior to their use. Outdated Pricing Supplements, and the Final Prospectuses to which they are attached (other than those retained for files) will be destroyed.

            Settlement. The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement". Offers accepted by the Company will be settled from three to five

Business Days after such acceptance by the Company or at a time as the purchaser and the Company shall agree (but no earlier than the next Business Day) pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to Book-Entry Notes and Certificated Notes, respectively. If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

            In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement.

            Procedure for Changing Rates or Other Variable Terms. When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agent, and the Agent will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agent of the new interest rates or other variable terms, the Agent may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase at a new interest rate or new variable term, the Company, the Presenting Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures". The foregoing procedure for changes shall in no way affect the Company's right to suspend all solicitations of offers to purchase Notes as set forth in the Distribution Agreement.

            Suspension of Solicitation; Amendment or Supplement. If, at any time when a Final Prospectus relating to the Notes is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Final Prospectus to comply with the Act, the Company will notify the Agent promptly to suspend solicitation of purchases of the Notes and the Agent shall suspend its solicitations of purchases of securities; and if the Company shall decide to amend or supplement the Registration Statement or the Final Prospectus, it will promptly advise the Agent by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its reasonable best efforts to cause any amendment of the Registration Statement containing an amended Final Prospectus to be made effective as soon as possible. Upon the Agent's receipt of such amendment or supplement and advice from the Company that solicitations may be resumed, the Agent will resume solicitations of purchases of the Notes.

            In addition, subject to its representations, warranties and covenants contained in the Distribution Agreement, the Company may instruct the Agent to suspend solicitation of offers to purchase at any time for a period of time or permanently. Upon receipt of such instructions the Agent will forthwith (but in any event within one Business Day) suspend solicitation of offers to purchase from the Company until such time as the Company has advised it that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Final Prospectus relating to the Notes (other than to change interest rates), it will promptly advise the Agent and the Trustee and will furnish the Agent and the Trustee with copies of the proposed amendment or supplement.

            In the event that at the time the Agent, in its capacity as agent and not as principal, at the direction of the Company, suspends solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agent and the Trustee whether such orders may be settled and whether copies of the Final Prospectus as theretofore amended or supplemented as in effect at the time of the suspension may be delivered in connection with the Settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Final Prospectus may not be so delivered.

            Delivery of Final Prospectus. A copy of the Final Prospectus and applicable Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or his agent and (b) the delivery of Notes to a customer or his agent.

            Authenticity of Signatures. No Agent will have any obligations or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

            Documents Incorporated by Reference. The Company shall supply the Agent with an adequate supply of all documents incorporated by reference in the Registration Statement.

            Business Day. "Business Day" shall mean any day that (i) is not a Saturday or Sunday, (ii) in New York City, is not a day on which banking institutions generally are authorized or required by law or executive order to close, and (iii) if the interest rate formula basis is LIBOR, any day on which dealings or deposits in US dollars are transacted in the London interbank market.

            Trustee Shall Not Risk Its Own Funds. Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or any Agent or the purchaser; it being understood by all parties that payments made by the Trustee to either the Company or any Agent shall be made only to the extent that funds are provided to the Trustee for such purpose.

            PART II: PROCEDURES FOR BOOK-ENTRY NOTES

            In connection with the administration of Book-Entry Note procedures, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, July 30, 1992 (the "Letter of Representation"), and a Medium-Term Note Certificate Agreement, dated December 2, 1988, between the Trustee and DTC (the

"Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

            Issuance. All Fixed Rate Notes issued in book-entry form having the same Original Issue Date, interest rate, Optional Repayment Date, if any, original issue discount features, if any, Redemption Date, if any, and Stated Maturity (collectively, the "Fixed Rate Terms") will be represented initially by a single Book-Entry Note and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, base rate upon which interest may be determined (each, an "Interest Rate Basis"), which may be the Commercial Paper Rate, the Federal Funds Rate, the Treasury Rate, LIBOR, the Prime Rate, the CMT Rate, or any other rate set forth by the Company, Initial Interest Rate, Index Maturity, Spread, if any, minimum interest rate, if any, maximum interest rate, if any, Redemption Date, if any, Optional Repayment Dates, if any, original issue discount features, if any, Interest Reset Dates, Interest Payment Dates and Stated Maturity (collectively, "Floating Rate Terms") will be represented initially by a single Book-Entry Note.

            Each Book-Entry Note will be dated and issued as of the date of its authentication by the Trustee. Each Book-Entry Note will bear an Interest Accrual Date, which will be (a) with respect to an original Book-Entry Note (or any portion thereof), its original Issue Date and (b) with respect to any Book-Entry Note (or portion thereof) issued subsequently upon exchange of a Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall represent any Note issued in certificated form.

            With respect to Floating Rate Notes with automatically extended maturities ("Floating Rate Renewable Notes"), specific procedures relating to the issuance and the termination of the automatic extension of maturity of such Floating Rate Renewable Notes are set forth in the Letter of Representation.

            Identification. The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of CUSIP numbers which have been reserved for future assignment to Book-Entry Notes representing Notes issued in book-entry form and the Company has delivered to the Trustee and DTC an initial written list of such CUSIP numbers. The Trustee will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned, to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes representing Notes issued in book-entry form. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.

            Registration. Each Book-Entry Note will be registered in the name of Cede & Co., as nominee for DTC, on the security register maintained by the Security Registrar under the

Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

            Transfers. Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

            Exchanges. The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes Outstanding on such date that represent Book-Entry Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new CUSIP number, obtained from the Trustee, to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent $500,000,000 of principal amount of the exchanged Book-Entry Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (See "Denominations" below).

            Denominations. Book-Entry Notes will be issued in minimum denominations of $25,000, increased in integral multiples of $1,000, unless otherwise specified in the applicable Pricing Supplement. Book-Entry Notes will be denominated in principal amounts not in excess of $500,000,000. If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Book-Entry Note, then one Book-Entry Note will be issued to represent $500,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

            Interest: General. Unless otherwise indicated in the applicable Pricing Supplement, each payment of interest on each Book-Entry Note that is a Fixed Rate Note will include interest accrued through the day preceding, as the case may be, the Interest Payment Date, Stated Maturity, Redemption Date or Optional Repayment Date. Unless otherwise indicated in the applicable Pricing Supplement, interest payments on each Book-Entry Note that is a Floating Rate Note shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid (or from, and including, the date of issue if no interest has been paid with respect to such Floating Rate Note) to, but excluding, the Interest Payment Date. Interest payable on the Stated Maturity, Redemption Date or Optional Repayment Date of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Credit Market Services will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Note in the appropriate weekly bond report published by Standard & Poor's Credit Market Services.

            Notice of Interest Payment Dates. The Trustee will provide monthly to the Company, upon request by the Company, a written list of the Interest Payment Dates that will occur in the next succeeding month with respect to Floating Rate Notes issued in book-entry form.

            Payments of Principal and Interest: Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to, in a form acceptable to, the Company and DTC, notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity, Redemption Date or Optional Repayment Date) and the total of such amounts. The Company will confirm with the Trustee and DTC the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Stated Maturity, Redemption Date or Optional Repayment Date), at the times and in the manner set forth below under "Manner of Payment".

            Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption Date or on an Optional Repayment Date, indicating whether the Stated Maturity of any Book-Entry Note may be subject to extension in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, except with respect to any such Note whose Stated Maturity has been extended in accordance with the Pricing Supplement with respect to such Note, at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Trustee will cancel and destroy such Book-Entry Note and deliver to the Company a certificate of destruction with respect to each cancelled Note.

            Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on each Maturity date or as soon as possible thereafter, the Trustee will make each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date to DTC in same day funds in accordance with DTC's SDFS operating procedures. On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter on such dates, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC.

            Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Notes to such Participants.

            Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

            Acceptance and Rejections of Offers. The Company shall have the sole right to accept offers to purchase Notes from the Company and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase Book-Entry Notes from the Company received by it, other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes in whole or in part.

            Settlement Procedures. Settlement Procedures with regard to each
Note in book-entry form sold by the Company through an agent, as Agent, will be as follows:

            A. The Agent will advise the Company and the Trustee in writing, by telex or facsimile, of the following Settlement information:

            1. Exact name in which the Note is to be registered (the "Registered Owner").

            2. Exact address or addresses of the Registered Owner for delivery, notices and payments of principal and interest.

            3.    Taxpayer identification number of the Registered Owner.

            4.    Principal amount of the Note.

            5.    Fixed Rate Notes:

                  a)    Interest Rate; and

                  b)    Interest Payment Dates.

            6.    Floating Rate Notes:

                  a)    Interest Rate Basis;
                  b)    Initial Interest Rate;
                  c)    Spread, if any;
                  d)    Interest Rate Reset Dates;
                  e)    Interest Rate Reset Period;
                  f)    Interest Payment Dates;
                  g)    Interest Payment Period;
                  h)    Index Maturity;
                  i)    Calculation Agent;
                  j)    Maximum Interest rate, if any;
                  k)    Minimum Interest rate, if any;
                  l)    Calculation Date;
                  m)    Interest Determination Dates;
                  n)    Optional Repayment Dates, if any;
                  o)    Redemption Dates, if any; and
                  p)    Original issue discount, if any.

            7.    Price to public of the Note.

            8.    Trade date.

            9.    Settlement Date (Original Issue Date).

            10.   Maturity.

            11.   Option to Extend Maturity; if any.

            12.   Final Maturity Date, if applicable.

            13.   Net proceeds to the Company.

            14. Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

            B. The Company will advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in the above settlement information. The Trustee will then assign a CUSIP number to the Book-Entry Note representing such Note and advise the Company of such number. Each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note, and the Book-Entry Note representing such Note, will conform with the terms of the Indenture and (iii) upon authentication and delivery of such Note, the aggregate initial offering price of all Notes issued under the Indenture will not exceed the principal amount authorized for issuance under the Indenture (except for Book-Entry Notes represented by global Notes authenticated and delivered in exchange for or in lieu of global Notes pursuant to Sections 3.4,
3.5 or 3.6 of the Indenture and except for Certificated Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of Certificated Notes pursuant to any such Sections).

            C. The Trustee will communicate to DTC and the Agent through DTC's Participant Terminal System, a pending deposit message specifying the following settlement information:

            1. The information set forth in Settlement Procedure A.

            2. Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Agent.

            3. Identification as a Fixed Rate Book-Entry Note or Floating Rate Book-Entry Note.

            4. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes (which shall be the Regular Record Date, or, in the case of Floating Rate Notes which reset daily or weekly, the date which is five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

            5. Frequency of interest payments (monthly, semiannually, quarterly, etc.)

            6. CUSIP number of the Book-Entry Note representing such Note.

            7. Whether such Book-Entry Note represents any other Notes issued or to be issued in book-entry form.

            D. The Trustee will complete and deliver to the Company a Book-Entry Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

            E. The Trustee will authenticate the Book-Entry Note representing such Note.

            F. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

            G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Presenting Agent maintained by DTC and (ii) to debit the settlement account of the Presenting Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Agent's commission. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Book-Entry Note representing such Note has been executed and authenticated and
(ii) the Trustee is holding such Book-Entry Note pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

            H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Presenting Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent maintained by DTC, in an amount equal to the initial public offering price of such Note.

            I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

            J. The Trustee, upon receipt of such funds, will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure G.

            K. If requested by the Company, the Trustee will send a copy of the Book-Entry Note by first-class mail to the Company together with a statement setting forth the principal amount of Notes outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

            L. The Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

            Settlement Procedures Timetable. For orders of Notes accepted by the Company, Settlement Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

     Settlement
     Procedure                             Time
------------------   -----------------------------------------------------------
A, B                 11:00 a.m. on the trade date
C                    2:00 p.m. on the trade date
D                    3:00 p.m. on the Business Day before the Settlement Date
E                    9:00 a.m. on the Settlement Date
F                    10:00 a.m. on the Settlement Date
G, H                 No later than 2:00 p.m. on the Business Day prior to the
                          Settlement Date
I                    4:45 p.m. on the Settlement Date
J, L                 5:00 p.m. on the Settlement Date

            If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

            If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, upon receipt of notice of such cancellation will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

            Failure to Settle. If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure G, the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will cancel and destroy such Book-Entry Note and deliver to the Company a certificate of destruction with respect to each cancelled Note. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the

Book-Entry Notes for which withdrawal messages are processed and shall be cancelled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

            If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

            Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

            PART III: PROCEDURES FOR CERTIFICATED NOTES

            Denominations. Certificated Notes will be issued in minimum denominations of $25,000 increased in integral multiples of $1,000, unless otherwise specified in the applicable Pricing Supplement.

            Interest. Each Certificated Note will bear interest in accordance with its terms.

            Payments of Principal and Interest. Upon presentment and delivery of a Certificated Note, the Trustee will pay the principal amount of such Note on the Stated Maturity, Redemption Date or Optional Repayment Date, as the case may be, and the final installment of interest in immediately available funds. All interest payments on a Certificated Note, other than interest due on the Stated Maturity, Redemption Date or Optional Repayment Date, as the case may be, will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as provided in such Note. However, holders of $10,000,000 or more in aggregate principal amount of Certificated Notes (or such other amount specified in an applicable Pricing Supplement) (whether having identical or different terms and provisions) shall be entitled to receive payments of interest, other than at maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 16 days prior to the applicable Interest Payment Date. Any payment of principal or interest required to be made on an Interest Payment Date or on the Stated Maturity, Redemption Date or Optional Repayment Date of a Certificated Note which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day, (except that in the case or a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day with respect to such LIBOR Note) with the same force and effect as if made on the Interest Payment Date, Stated Maturity, Redemption Date or Optional Repayment Date, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date, Stated Maturity, Redemption Date or Optional Repayment Date.

            The Trustee will provide monthly to the Company a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

            Certificated Notes presented to the Trustee on the Stated Maturity, Redemption Date or Optional Repayment Date for payment will be cancelled by the Trustee. All such cancelled Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

            Settlement Procedures. Settlement Procedures with regard to each Certificated Note purchased through any Agent, as agent, shall be as follows:

            A. The Presenting Agent will advise the Company by telephone of the following Settlement information with regard to each Certificated Note:

            1.    Exact name of the Registered Owner.

            2. Exact address or addresses of the Registered Owner for delivery, notices and payments of principal and interest.

            3.    Taxpayer identification number of the Registered Owner.

            4.    Principal amount of the Note.

            5.    Denomination of the Note.

            6.    Fixed Rate Notes:

                  a)    Interest Rate; and

                  b)    Interest Payment Dates.

            7.    Floating Rate Notes:

                  a)    Interest Rate Basis;
                  b)    Initial Interest Rate;
                  c)    Spread, if any;
                  d)    Interest Rate Reset Dates;
                  e)    Interest Rate Reset Period;

                  f)    Interest Payment Dates;
                  g)    Interest Payment Period;
                  h)    Index Maturity;
                  i)    Calculation Agent;
                  j)    Maximum Interest rate, if any;
                  k)    Minimum Interest rate, if any;
                  l)    Calculation Date;
                  m)    Interest Determination Dates;
                  n)    Optional Repayment Dates, if any;
                  o)    Redemption Dates, if any; and
                  p)    Original issue discount, if any.

            8.    Price to public of the Note.

            9.    Trade date.

            10.   Settlement Date (Original Issue Date).

            11.   Maturity.

            12.   Option to Extend Maturity; if any.

            13.   Final Maturity Date, if applicable.

            14.   Net proceeds to the Company.

            15. Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

            B. The Company shall provide to the Trustee, by telex or facsimile or other mutually acceptable method, the above Settlement information received from the Agent and shall cause the Trustee to execute, authenticate and deliver the Notes. The Company also shall provide to the Trustee and the Agent a copy of the applicable Pricing Supplement.

            C. The Trustee will complete the preprinted 4-ply Note packet containing the following documents in forms approved by the Company, the Presenting Agent and the Trustee:

            1.    Note with Agent's customer confirmation.
            2.    Stub 1 - for Trustee.
            3.    Stub 2 - for Agent.
            4.    Stub 3 - for the Company.

            D. With respect to each trade, the Trustee will deliver the Notes and Stub 2 thereof to the Presenting Agent at the following applicable address:
Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179,
Attention: MTN Desk, Corporate Bond Trading, Fixed Income Department; or, if sent to the Company shall be directed to it at The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179, Attention: Chief Financial Officer. The Trustee will keep Stub 1. The Presenting Agent will acknowledge receipt of the Note through a broker's receipt and will keep Stub 2. Delivery of the Note will be made only against such acknowledgment of receipt. Upon determination that the Note has been authorized, delivered and completed as aforementioned, the Presenting Agent will wire the net proceeds of the Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

            E. The Presenting Agent will deliver the Note (with confirmations), as well as a copy of the Final Prospectus and any applicable Pricing Supplement received from the Company to the purchaser against payment in immediately available funds.

            F. The Trustee will send Stub 3 to the Company.

            Settlement Procedures Timetable. For offers accepted by the Company, Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times set forth below:

     Settlement
     Procedure                             Time
------------------   -----------------------------------------------------------
A, B                 3:00 p.m. on Business Day prior to Settlement
C, D                 2:15 p.m. on day of settlement
E                    3:00 p.m. on day of settlement
F                    5:00 p.m. on day of settlement

            Failure to Settle. In the event that a purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for a Certificated Note on the date fixed for settlement, the Presenting Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Certificated Note to the Trustee.

            The Trustee, upon receipt of the Certificated Note from the Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Agent in settlement for the Certificated Note. Such credits will be made on the Settlement Date, if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy the Certificated Note, make appropriate entries in its records to reflect the fact that the Certificated Note was never issued, and accordingly notify in writing the Company.

                                                                       EXHIBIT B

                      MEDIUM-TERM NOTE COMMISSION SCHEDULE

                    Maturity Ranges                                  Commission*
------------------------------------------------------------------   -----------
More than 9 months to less than 1 year............................       .125%
1 year to less than 18 months.....................................       .150
18 months to less than 2 years....................................       .200
2 years to less than 3 years......................................       .250
3 years to less than 4 years......................................       .350
4 years to less than 5 years......................................       .450
5 years to less than 6 years......................................       .500
6 years to less than 7 years......................................       .550
7 years to less than 10 years.....................................       .600
10 years to less than 15 years....................................       .625
15 years to less than 20 years....................................       .675
20 years or more .................................................       .750

* Any Agent may agree with the Company in respect of the sale of any Note to accept a commission other than one based upon the specified ranges of maturity, in which case such commission will be set forth in the Pricing Supplement applicable to such Note, provided, however, that such commission shall range from .050% to .750%.

                                                                       EXHIBIT C

                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

                        Form of Agent Accession Agreement

_____ _, 200_

[Name and address
of Additional Agent]

Ladies and Gentlemen:

            Reference is made to that certain Distribution Agreement, dated as of June 19, 2003 (the "Distribution Agreement"), between The Bear Stearns Companies Inc. (the "Company") and Bear, Stearns & Co. Inc. (the "Lead Agent") pertaining to up to $10,227,263,162 aggregate principal amount of Medium-Term Notes, Series B (the "Notes").

            In connection with your acting as an agent of the Company in connection with the offer and sale of [specific notes] (the "Notes due "), the Company agrees that you shall be entitled to the benefits of the terms and conditions of the Distribution Agreement in connection with the offer and sale of the Notes due ____ as if you were an Agent. If specified by the Lead Agent, in its sole discretion, the Company agrees to provide on or prior to the settlement date of the Notes due ____ (i) a letter from each of (a) the General Counsel of the Company, (b) Cadwalader, Wickersham & Taft LLP and (c) Agent Counsel, authorizing you to rely on the opinions delivered to the Agents by the Company pursuant to Sections 5(b)(1), 5(b)(2) and 5(b)(3) of the Distribution Agreement as of the date of such opinion as if it were addressed and delivered to you, (ii) a letter from the Chief Financial Officer of the Company authorizing you to rely on the officers' certificate most recently delivered to the Agents pursuant to Section 5(c) of the Distribution Agreement as of the date of such certificate and (iii) a comfort letter addressed to you from Deloitte & Touche LLP dated the date of and substantially in the form of the most recent comfort letter delivered to the Agents pursuant to Section 5(d) of the Distribution Agreement.

            This Agent Accession Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Transmission by telecopier or facsimile transmission of an executed counterpart of this Agent Accession Agreement shall constitute due and sufficient delivery of such counterpart.

            If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, whereupon this letter shall constitute a binding agreement between the Company and you in accordance with its terms.

                                        [Signature Pages Follow]

                                        THE BEAR STEARNS COMPANIES INC.



                                        By _____________________________________
                                           Name:
                                           Title:


Accepted in New York, New York,
as of the date hereof:

[Name of Additional Agent]



By ____________________________________
   Name:
   Title:

                                                                       EXHIBIT D

                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

                             Form of Terms Agreement

_____ _, 200_

[Name and address
of Additional Agent]

Ladies and Gentlemen:

            Reference is made to that certain Distribution Agreement, dated as of June 19, 2003 (the "Distribution Agreement"), between The Bear Stearns Companies Inc. (the "Company") and Bear, Stearns & Co. Inc. (the "Lead Agent") pertaining to up to $10,227,263,162 aggregate principal amount of Medium-Term Notes, Series B (the "Notes"). In accordance with and subject to the terms and conditions stated herein and in the Distribution Agreement, the Company proposes to issue and sell to each of you (the "Purchasers") the securities specified in the Schedule hereto (the "Purchased Securities"), as principal.

            Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents (as defined in the Distribution Agreement), as agents of the Company, of offers to purchase Notes, is incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained in this Terms Agreement or in the Distribution Agreement shall make any party to this Terms Agreement an agent of the Company or make such party subject to the provisions of the Distribution Agreement, in either case with respect to the solicitation of offers to purchase Notes from the Company, solely by virtue of such party's execution of this Terms Agreement.

            Each of the representations and warranties set forth in the Distribution Agreement shall be deemed to have been made at and as of the date of this Terms Agreement and at and as of the time of delivery of the Purchased Securities, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Final Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Final Prospectus, and also a representation and warranty as of the date of this Terms Agreement and as of the time of delivery of the Purchased Securities in relation to the Final Prospectus as amended and supplemented to relate to the Purchased Securities.

            Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to each of you, and you agree to purchase from the Company, the aggregate principal amount of Purchased

Securities forth adjacent to your name on the signature pages below, at the time and place and at the purchase price set forth in the Schedule hereto.

            If specified by the Lead Agent, in its sole discretion, the Company agrees to provide on or prior to the settlement date of the Notes due ____ (i) a letter from each of (a) the General Counsel of the Company, (b) Cadwalader, Wickersham & Taft LLP and (c) Agent Counsel, authorizing you to rely on the opinions delivered to the Agents by the Company pursuant to Sections 5(b)(1), 5(b)(2) and 5(b)(3) of the Distribution Agreement as of the date of such opinion as if it were addressed and delivered to you, (ii) a letter from the Chief Financial Officer of the Company authorizing you to rely on the officers' certificate most recently delivered to the Agents pursuant to Section 5(c) of the Distribution Agreement as of the date of such certificate and (iii) a comfort letter addressed to you from Deloitte & Touche LLP dated the date of and substantially in the form of the most recent comfort letter delivered to the Agents pursuant to Section 5(d) of the Distribution Agreement.

            If one or more of the Purchasers shall fail at the Settlement Date to purchase the Purchased Securities which it or they are obligated to purchase (the "Defaulted Securities"), then the non-defaulting Purchasers (the "non-defaulting Purchasers") shall have the right, within 24 hours thereafter, to make arrangements for one or more of them to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

            (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Purchased Securities to be so purchased hereunder on the Settlement Date, the non-defaulting Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all non-defaulting Purchasers; or

            (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Purchased Securities to be so purchased hereunder on the Settlement Date, this Terms Agreement shall terminate without liability on the part of any non-defaulting Purchaser.

            No action taken pursuant to this paragraph shall relieve any defaulting Purchaser from liability in respect of its default. In the event of any such default which does not result in a termination of this Terms Agreement, either the non-defaulting Purchasers or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Final Prospectus Supplement, or any other documents or arrangements.

            This Terms Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Transmission by telecopier or facsimile transmission of an executed counterpart of this Terms Agreement shall constitute due and sufficient delivery of such counterpart.

            If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, whereupon this letter shall constitute a binding agreement between the Company and you in accordance with its terms.


                                        [Signature Pages Follow]

                                        THE BEAR STEARNS COMPANIES INC.



                                        By _____________________________________
                                           Name:
                                           Title:


Accepted in New York, New York,
as of the date hereof:

Name of Additional Agent



By ________________________________     $__________
   Name:
   Title:

                              Schedule to Exhibit D

The terms of the Notes shall be as follows:

      If fixed rate notes:

            Principal Amount:

            Public Offering Price:

            Purchase Price by Bear Stearns:

            Purchase Price by Additional Agents:

            Settlement Date and Time:

            Place of Delivery:

            Methods of and Specified Funds
             for Payment of Purchase Price:

            Interest Rate:

            Interest Accrual Date:

            Interest Payment Dates:

            Maturity Date:

            Option to Extend Maturity Date:

            Optional Repayment Date(s):

            Optional Redemption Date(s):

            Redemption upon death of
            Beneficial Owner:

            CUSIP:

            Minimum Denominations:

            Additional Terms:

      If floating rate notes:

            Base Rate:

            Principal Amount:

            Public Offering Price:

            Purchase Price by Bear Stearns:

            Purchase Price by Additional Agents:

            Settlement Date and Time:

            Place of Delivery:

            Methods of and Specified Funds
             for Payment of Purchase Price:

            Initial Interest Rate:

            Interest Payment Date(s):

            Interest Reset Date(s):

            Interest Reset Period:

            Index Maturity:

            Interest Payment Period:

            Maximum Interest Rate:

            Minimum Interest Rate:

            Spread:

            Maturity Date:

            Option to Extend Maturity, if any:

            Optional Repayment Date(s):

            Optional Redemption Date(s):

            Calculation Agent:

            CUSIP:

            Minimum Denominations:

            Additional Terms:

                                   Schedule I

                           Opinion of Company Counsel

1. Each of the Company, Bear, Stearns & Co. Inc. ("Bear Stearns") and Bear, Stearns Securities Corp. ("BSSC") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and each of Bear, Stearns International Limited ("BSIL") and Bear Stearns Holdings Limited ("BSHL") is a corporation duly incorporated and validly existing in Great Britain and registered in England and Wales, and each has the corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Final Prospectus. Each of the Company, Bear Stearns and BSSC is duly qualified to transact business and is in good standing as a foreign corporation in the State of New York and each of BSIL and BSHL is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or conduct of business, except where failure to so qualify would not have a Material Adverse Effect. The opinion in the previous sentence, as to the good standing of the Company, Bear Stearns and BSSC in the State of New York, is based solely on good standing certificates from the Secretary of State of New York, through the date hereof, and no opinion is given as to the payment of New York franchise taxes. All of the outstanding shares of capital stock of Bear Stearns is owned of record and, to our knowledge, beneficially by the Company and all of the outstanding voting capital stock of BSSC is owned of record and, to our knowledge, beneficially by Bear Stearns; all of the outstanding shares of capital stock of BSIL is owned of record and, to our knowledge, beneficially by BSHL and Bear Stearns UK Holdings Limited, a wholly-owned subsidiary of the Company ("BSUK"); and all of the outstanding shares of capital stock of BSHL is owned of record and, to our knowledge, beneficially by BSUK, in each case free and clear, to our knowledge, of any lien, security interest or other encumbrance.

2. The execution, delivery and performance by the Company of the Indenture and the consummation by the Company of the transactions contemplated thereby have been duly authorized by the Company. The Indenture has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3. The Company has the corporate power to authorize, create and issue the Notes, and the Notes, when duly executed by the Company, authenticated by the Trustee in the manner contemplated in the Indenture, and sold and delivered by the Company pursuant to the Distribution Agreement, will be legal, valid and binding obligations of the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors'


                                    Sch. I-1
      rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Indenture. The statements in the Final Prospectus under the captions "Description of Debt Securities" and "Description of Notes" insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries in all material respects of such provisions.

4. The Company has the corporate power and authority to execute and deliver the Distribution Agreement [and the Terms Agreement] and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Distribution Agreement [and the Terms Agreement] and the consummation by the Company of the transactions contemplated thereby have been duly authorized by the Company. The Distribution Agreement [and the Terms Agreement] has [have] been duly authorized, executed and delivered by the Company and constitute[s] [a] legal, valid and binding agreement[s] of the Company, enforceable against the Company in accordance with its [their] terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law or considerations of public policy.

5. The execution of the Distribution Agreement [and the Terms Agreement], the delivery of the Distribution Agreement [, the Terms Agreement] and the Indenture, the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof (a) do not result in a violation of any provision of the Certificate of Incorporation or By-Laws of the Company or any Applicable Laws applicable to the Company (other than United States federal and state securities laws, as to which we express no opinion in this sentence) and (b) do not breach or result in a violation of, or default under, (i) any material document, agreement or other instrument of which we are aware to which the Company is a party or by which it is bound or (ii) any judgment, decree or order known to us that is applicable to the Company and, pursuant to any Applicable Laws, is issued by any Governmental Authority having jurisdiction over the Company or its properties. The execution and delivery by the Company of the Distribution Agreement [, the Terms Agreement] and the Indenture, or the consummation by the Company of the transactions contemplated thereby do not require any Governmental Approval to be obtained on the part of the Company, except for those that (i) may be required by Rule 424(b) promulgated under the 1933 Act, (ii) may be required under federal and state securities or blue sky laws, as to which we express no opinion, or
      (iii) have been made or obtained under the 1933 Act or the Trust Indenture Act.

References in this letter to "Applicable Laws" are to those laws, rules and regulations of the State of New York and of the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, and the General Corporation Law of the State of Delaware. References in this letter to "Governmental Authorities" are to executive, legislative, judicial, administrative or regulatory bodies of the State


                                    Sch. I-2
of New York or the United States of America and the Secretary of State of the State of Delaware. References in this letter to "Governmental Approval" are to any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

6. The Registration Statement, as of its effective date, and the Final Prospectus, as of its issue date and as of the date hereof, complied and comply as to form in all material respects with the requirements of the 1933 Act and the Trust Indenture Act and the rules and regulations thereunder (except that no opinion is expressed herein with respect to the financial statements and notes thereto, the financial statement schedules and the other numerical, financial, statistical, quantitative and accounting data included or incorporated by reference therein or that should have been included therein).

7. To our knowledge, based upon telephonic confirmation from the Commission, the Registration Statement was declared effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been initiated or threatened by the Commission. Any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

8. To our knowledge, based upon telephonic confirmation from the Commission, the Indenture has been qualified under the Trust Indenture Act.

9. The statements made in the Prospectus Supplement under the caption "Certain US Federal Income Tax Considerations," to the extent such statements summarize material federal tax consequences of the purchase, beneficial ownership and disposition of the Notes to the holders thereof described therein, are correct in all material respects. All such statements are based upon current law, which is subject to change, possibly with retroactive effect, and we assume no obligation to update or supplement this letter to reflect any facts, circumstances, laws, rules or regulations, or any changes thereto, or any court or other authority or body decisions or governmental or regulatory authority determinations which may hereafter occur or come to our attention. Further, there can be no assurance that the Internal Revenue Service will not take a contrary position.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Registration Statement or the Final Prospectus, and we do not pass upon or assume any responsibility therefor. However, in the course of our review of the Registration Statement and the Final Prospectus, we have attended certain conferences and participated in conversations with representatives of the Company, your representatives and representatives of the Company's independent public accountants. On the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to herein, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement and the Final Prospectus which causes us to believe that, as of the effective date of the Registration Statement, the Registration Statement contained an untrue statement of a material fact or omitted to state a


                                    Sch. I-3
material fact required to be stated therein or necessary to make the statements therein not misleading, or that as of its date or as of the date hereof, the Final Prospectus (including any filing under the 1934 Act explicitly referenced as to be filed under the caption "Where You Can Find More Information" in the Final Prospectus) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no view as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included or incorporated by reference in the Registration Statement or the Final Prospectus.


                                    Sch. I-4

                                   Schedule II

                            Opinion of Agent Counsel

            1. The Registration Statement, as of its effective date, and the Final Prospectus, as of the date thereof (in each case, with the exception of any information incorporated by reference therein and any numerical, financial, statistical and quantitative data included therein, as to which we express no view), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder applicable to such documents as of the relevant date.

            In connection with the preparation of the Registration Statement and the Final Prospectus, we participated in conferences with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed. On the basis of such participation and review (relying as to materiality to a large extent upon the opinions of officers and other representations of the Company), but without independent verification by us of, and without assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus or any amendment or supplement thereto, no facts have come to our attention that lead us to believe that the Registration Statement, at the time it became effective, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus, as of its date and as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion with respect to (i) the financial statements and notes thereto and related schedules and other financial, numerical, statistical and accounting data contained in or omitted from the Registration Statement or the Final Prospectus; (ii) the Form T-1; or (iii) any documents incorporated by reference into the Registration Statement.


                                   Sch. II-1

                                  Schedule III

                                 Comfort Letter

We have audited the consolidated statements of financial condition of The Bear Stearns Companies Inc. and its subsidiaries (the "Company") as of ________________ and ________________ and the consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal years ended ________________, _____ and _____, and the related financial statement schedules all included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended ________________ incorporated by reference in the registration statement (No. 333-_____) on Form S-3 filed by the Company under the Securities Act of 1933 (the "1933 Act"); our reports dated ________________ with respect thereto are also incorporated by reference in that registration statement. The registration statement, including the Prospectus dated ________________, and the Prospectus Supplement dated ________________ is herein referred to as the "Registration Statement".

In connection with the Registration Statement:

1. We are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Securities and Exchange Commission ("SEC").

2. In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Securities Exchange Act of 1934 (the "1934 Act") and the related rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the Company as of any date or for any period subsequent to ________; although we have conducted an audit for the year ended ________________, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of ________________, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated statements of financial condition as of ________, ________, and ________ and the unaudited consolidated statements of income and cash flows for the three-month periods ended ________and ________ [,the three-month periods and six-month periods ended ________ and ________,] [and the three-month periods and the nine-month periods ended ________ and ________] included in the Company's Quarterly Report on Form 10-Q for the quarter[s] ended ________, filed with the SEC and incorporated by reference in the Registration Statement; or on the financial position, results of operations, or cash flows as of any other date or for any period subsequent to ________.


                                   Sch. III-1

4. For the purposes of this letter, we have read the minutes and draft minutes of the meetings and special meetings of the Executive Committee of the Board of Directors of the Company and Bear, Stearns & Co. Inc. for the period from ________ to ________. Officials of the Company have advised us that no draft minutes are available subsequent to ________. We have carried out other procedures to ________ as follows (our work did not extend to the period ________ to ________):

      (a) With respect to the three-month periods ended ________ and ________ [and the three-month periods and the six-month periods ended ________ and ________] [and the three-month periods and the nine-month periods ended ________ and ________], we have:

            (i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated statements of financial condition as of ________, the unaudited consolidated statements of income and cash flows for the three-month periods ended ________ and ________, [and the three-month periods and the six-month periods ended ________ and ________,] [and the three-month periods and the nine-month periods ended ________ and ________] included in the Company's quarterly report on Form 10-Q for the quarter ended ________, incorporated by reference in the Registration Statement.

            (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in
                  (a)(i) comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC and are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

      (b)   With respect to the period from ________ to ________, we have:

                  Been advised by officials of the Company that no fiscal quarterly unaudited consolidated statement of financial condition as of any date subsequent to ________ and no fiscal quarterly unaudited consolidated statement of income for any period subsequent to ________ and no fiscal quarterly unaudited consolidated statement of cash flows for any period subsequent to ________ were available.

The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph.


                                   Sch. III-2

Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

      (a)   (i)   Any material modifications should be made to the unaudited consolidated financial statements described in 4(a)(i), incorporated by reference in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

            (ii) The unaudited consolidated financial statements described in 4(a)(i) do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

      (b)   (i)   For the period ________ to ________, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, revenues net of interest expense, or net income, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur [and except that consolidated ________ decreased from the corresponding period in the preceding year].

6. As mentioned in 4(b), Company officials have advised us that no fiscal quarterly unaudited consolidated statement of financial condition as of any date subsequent to ________, no fiscal quarterly unaudited consolidated statement of income for any period subsequent to ________ and no fiscal quarterly unaudited consolidated statement of cash flows for any period subsequent to ________ are available; accordingly, the procedures carried out by us with respect to changes in financial statement items have, of necessity, been even more limited than those with respect to the earlier periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at ________ there was any change in the preferred or common stock or increase in short or long-term indebtedness of the Company as compared with amounts shown on the ________ unaudited consolidated statement of financial condition incorporated by reference in the Registration Statement or (b) for the period ________ to ________ there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, revenues net of interest expense, or net income.

      Those officials referred to above stated that (a) at ______ there was [no change] in the common or preferred stock other than purchases of common stock treasury shares and the issuances of common shares out of treasury [and retirement of preferred stock of $_____] or in the short-term indebtedness other than a net [increase][decrease] in short-term borrowings [due to additional net bank borrowings, commercial paper, and medium-term notes and other] of approximately $________ [due ______] and in the long-term


                                   Sch. III-3
      indebtedness other than the retirements/maturities of long-term borrowings of approximately $_____ and issuances of the following:
      ___________________, and (b) for the period _____ to _____, Company officials have informed us that no fiscal quarterly information subsequent to ______ is available as to whether there were decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, revenues net of interest expense, or net income.

7. For the purposes of this letter, we have also read the following, included or incorporated by reference in the Registration Statement on the indicated pages:

Item Page Description

Annual Report for [_____________________]

a.    [_]   "Selected Financial Data." All amounts excluding "Employees".

b.    [_]   "Management's Discussion and Analysis of Financial Condition and
            Results of Operations". All dollar, share and per share amounts and percentages under the headings "Results of Operations" and "Liquidity and Capital Resources".

10-K Report for [_____________________]

c.          Exhibit 12, "Statement Re Computation of Ratio of Earnings to Fixed
            Charges."

Quarterly Report on Form 10-Q for the Period Ended [_____________________]

d.    [_]   "Management's Discussion and Analysis of Financial Condition and
            Results of Operations". All dollar, share and per share amounts and percentages under the headings "Results of Operations" and "Liquidity and Capital Resources".

e.          Exhibit 12, "Statement Re Computation of Ratio of Earnings to Fixed
            Charges."

Quarterly Report on Form 10-Q for the Period Ended [__________________]

f.    [_]   "Management's Discussion and Analysis of Financial Condition and
            Results of Operations". All dollar, share and per share amounts and percentages under the headings "Results of Operations" and "Liquidity and Capital Resources".

g.    Exhibit 12, "Statement Re Computation of Ratio of Earnings to Fixed
      Charges."


                                   Sch. III-4

Quarterly Report on Form 10-Q for the Period Ended [___________]

h.    [_]   "Management's Discussion and Analysis of Financial Condition and
            Results of Operations." All dollar, share and per share amounts and percentages under the headings "Results of Operations" and "Liquidity and Capital Resources."

i.          Exhibit 12, "Statement Re Computation of Ratio of Earnings to Fixed
            Charges."

Prospectus dated [_________________]

j.    [_]   "Ratio of Earnings to Fixed Charges."

Prospectus Supplement dated [__________]

k.    [_]   "Description of the Notes", Ranking Summary regarding outstanding indebtedness of the Company and its subsidiaries at ______________.

8. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, nor for any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9. However, for the purposes of this letter, we have performed the following additional procedures, which were applied as indicated with respect to the items outlined in 7 above.

      a. With respect to items 7.a., 7.b., 7.d., 7.f. and 7.h., we (i) compared the dollar and share amounts to the respective amounts in the Company's audited consolidated financial statements for the applicable periods indicated or to the Company's unaudited consolidated financial statements for the three-month periods ended ______________ and ______________, and the three and six-month periods ended ______________ and ______________, and the three and nine-month periods ended______________ and ______________, incorporated by reference in the Registration Statement, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement; (ii) compared other dollar and share amounts to amounts shown in the Company's accounting records or analyses prepared by the Company and found them to be in agreement; (iii) proved the arithmetic accuracy of the percentages based on the data in the above-mentioned financial statements, accounting records, and analyses; and (iv) compared amounts in the analyses prepared by the Company with amounts shown in the Company's accounting records and found them to be in agreement.

      b. With respect to items 7.c., 7.e., 7.g., 7.i. and 7.j., we (i) compared the amounts of Earnings Before Taxes on Income, Net Income and the amounts of Interest Fixed


                                   Sch. III-5

            Charge to the respective amounts in the Company's audited consolidated financial statements for the applicable periods indicated or to the Company's unaudited consolidated financial statements for the three-months periods ended ______________ and ______________, and the three and six-month periods ended
            ______________ and ______________, and the three and nine-month periods ended ______________ and ______________, incorporated by reference in the Registration Statement, and found them to be in agreement; (ii) proved the arithmetic accuracy of the Interest Factor in Rents Fixed Charge by multiplying rent expense per the Company's accounting records by one-third; (iii) compared the amount of interest adjusted fixed charge, weighted average common and common equivalent shares outstanding and other dollar amounts to amounts in analyses prepared by the Company and found them to be in agreement (we make no comment regarding the completeness or appropriateness of the Company's determination of what constitutes interest adjusted fixed charge); (iv) compared the amounts contained in the analyses described in (iii) above to amounts in the Company's accounting records and found them to be in agreement; and (v) proved the arithmetic accuracy of the ratios and amounts based on the above-mentioned financial statements, accounting records and analyses.

      c. With respect to item 7.k., we compared the dollar amounts shown to the Company's accounting records and analyses prepared by the Company and found them to be in agreement.

10. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures outlined in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as included or incorporated by reference in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

11. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement and it is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.


                                   Sch. III-6